Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES THIRD QUARTER 2020 RESULTS

JERICHO, NY, October 21, 2020 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended September 30, 2020.

Highlights For The Third Quarter

•	Net earnings of $0.27 per share
•	Funds From Operations (FFO) of $0.48 per share
•	Adjusted Funds From Operations (AFFO) of $0.47 per share
•	Acquired nine properties for an aggregate of $36.1 million
•	Completed one redevelopment project
•	Collected 98% of contractual base rent and mortgage payments for the month of October and received substantially all rent and mortgage deferrals repayments that were due in October

“Our third quarter performance demonstrates the favorable positioning and resilience of our portfolio as well as the growth potential of our platform. The current economic uncertainty notwithstanding, our rent collections during the third quarter continued to be very strong and we are benefiting from the largely essential nature of our tenants who operate convenience stores, gas stations and related automotive businesses,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “We also continued to successfully execute on our growth strategy as we further enhanced our portfolio with the completion of additional portfolio acquisitions and a redevelopment project. We believe Getty’s commitment to its focused business plan has allowed us to deliver solid results bolstered by secure in-place rents, a conservative balance sheet to support growth, and a healthy pipeline of acquisition and redevelopment opportunities.”

Net Earnings

The Company reported net earnings for the quarter ended September 30, 2020, of $11.9 million, or $0.27 per share, as compared to net earnings of $11.9 million, or $0.28 per share, for the same period in 2019. The Company reported net earnings for the nine months ended September 30, 2020, of $35.6 million, or $0.83 per share, as compared to net earnings of $36.0 million, or $0.86 per share, for the same period in 2019.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended September 30, 2020, was $20.8 million, or $0.48 per share, as compared to $19.1 million, or $0.46 per share, for the same period in 2019. FFO for the nine months ended September 30, 2020, was $59.3 million, or $1.39 per share, as compared to $56.6 million, or $1.36 per share, for the same period in 2019.

AFFO for the quarter ended September 30, 2020, was $20.2 million, or $0.47 per share, as compared to $18.1 million, or $0.43 per share, for the same period in 2019. AFFO for the nine months ended September 30, 2020, was $58.1 million, or $1.37 per share, as compared to $53.8 million, or $1.29 per share, for the same period in 2019.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from rental properties increased by $1.5 million to $37.2 million for the quarter ended September 30, 2020, as compared to $35.7 million for the same period in 2019. Rental income contractually due from tenants included in revenues from rental properties was $32.0 million for the quarter ended September 30, 2020, as compared to $30.1 million for the quarter ended September 30, 2019. Revenues from rental properties increased by $5.7 million to $108.2 million for the nine months ended September 30, 2020, as compared to $102.5 million for the nine months ended September 30, 2019. Rental income contractually due from tenants included in revenues from rental properties was $95.2 million for the nine months ended September 30, 2020, as compared to $88.7 million for the nine months ended September 30, 2019. The growth in revenues from rental properties for the quarter and nine months ended September 30, 2020, was primarily due to revenue from properties acquired by the Company in 2020 and 2019, along with contractual rent increases.

Property costs were $6.6 million for the quarter ended September 30, 2020, as compared to $7.3 million for the same period in 2019. The decrease in property costs for the quarter ended September 30, 2020, was principally due to a decrease in rent expense, professional fees and maintenance expense related to property redevelopments. Property costs were $18.0 million for the nine months ended September 30, 2020, as compared to $18.4 million for the same period in 2019. The decrease in property costs for the nine months ended September 30, 2020, was principally due to a decrease in rent expense and professional fees related to property redevelopments, partially offset by an increase in real estate taxes and other professional fees.

Environmental expenses were $18 thousand for the quarter ended September 30, 2020, as compared to $5.7 million for the same period in 2019. Environmental expenses were $1.1 million for the nine months ended September 30, 2020, as compared to $7.4 million for the same period in 2019. The reduction in environmental expenses for the quarter and nine months ended September 30, 2020, was principally due to decreases in net environmental estimates and accretion, and environmental legal and professional fees. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for one period, as compared to prior periods.

General and administrative expense was $4.2 million for the quarter ended September 30, 2020, as compared to $3.7 million for the quarter ended September 30, 2019. The increase in general and administrative expense for the quarter ended September 30, 2020, was principally due to increases in employee-related expenses, and legal and other professional fees. General and administrative expense was $12.8 million for the nine months ended September 30, 2020, as compared to $11.5 million for the same period in 2019. The increase in general and administrative expense for the nine months ended September 30, 2020, was principally due to increases in employee-related expenses, and legal and other professional fees.

Impairment charges were $1.3 million for the quarter ended September 30, 2020, as compared to $0.9 million for the same period in 2019. Impairment charges were $2.9 million for the nine months ended September 30, 2020, as compared to $2.4 million for the same period in 2019. Impairment charges for the quarter and nine months ended September 30, 2020 and 2019, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities, reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of its properties, and reductions in estimated undiscounted cash flows expected to be received during the assumed holding period for certain of its properties.

Other income was $0.4 million for the quarter ended September 30, 2020, as compared to $5.6 million for the same period in 2019. For the quarter ended September 30, 2020, other income was primarily attributable to $0.4 million received from a legal settlement. For the quarter ended September 30, 2019, other income was primarily attributable to $4.5 million received from insurance carriers for reimbursement of environmental costs and $1.1 million received from a legal settlement. Other income was $0.9 million for the nine months ended September 30, 2020, as compared to $7.3 million for the nine months ended September 30, 2019. For the nine months ended September 30, 2020, other income was primarily attributable to $0.8 million received from legal settlements and $0.1 million received from insurance carriers for reimbursement of environmental costs. For the nine months ended September 30, 2019, other income was primarily attributable to $4.8 million received from insurance carriers for reimbursement of environmental costs and $2.6 million received from legal settlements.

Portfolio and Redevelopment Activities

During the quarter ended September 30, 2020, the Company acquired fee simple interests in nine properties for $36.1 million in the aggregate. The properties are located in Texas, North Carolina and Ohio.

Subsequent to September 30, 2020, the Company acquired fee simple interests in eight properties for a purchase price of $36.6 million in the aggregate.

Rent commenced on one redevelopment project that was placed back into service in the Company’s net lease portfolio during the quarter ended September 30, 2020. Since the inception of the redevelopment program in 2015, the Company has completed 18 redevelopment projects.

As of September 30, 2020, the Company was actively redeveloping seven of its properties either as a new convenience and gasoline use or for alternative single-tenant net lease retail uses. In addition to the seven properties currently classified as redevelopment, the Company is in various stages of feasibility and planning for the recapture of select properties from its net lease portfolio that are suitable for redevelopment to either a new convenience and gasoline use or for alternative single-tenant net lease retail uses. As of September 30, 2020, the Company had signed leases on five properties that are currently part of its net lease portfolio, which will be recaptured and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of September 30, 2020, the Company had $560.0 million of outstanding indebtedness with a weighted average interest rate of 4.3% and weighted average maturity of 4.5 years. The Company’s indebtedness consisted of an aggregate principal amount of $450.0 million of senior unsecured notes and $110.0 million borrowings outstanding under the credit agreement. Total cash and cash equivalents were $60.4 million as of September 30, 2020, and the Company has $190.0 million of undrawn capacity on its unsecured revolving credit facility.

COVID-19 Update

During and subsequent to the quarter ended September 30, 2020, the world has continued to be impacted by the spread of the novel coronavirus (“COVID-19”), which was declared a pandemic by the World Health Organization in March, 2020. The COVID-19 pandemic has created significant economic uncertainty and volatility. While the Company has not incurred significant disruptions to its financial results thus far from the COVID-19 pandemic, the Company is unable to accurately predict the extent to which the COVID-19 pandemic will in the future impact its business, operations and financial results. Any future impact to the Company’s business, operations and financial results will depend on numerous evolving factors, including: the duration and scope of the pandemic; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic; the impact on economic activity from the pandemic and actions taken in response; the effect on the Company’s tenants and their businesses; the ability of tenants to make their rental payments and any closures of tenants’ facilities. Any of these events could materially adversely impact the Company’s business, financial condition, results of operations or stock price.

The Company is continuously monitoring the COVID-19 pandemic and its potential impact on its tenants, operations and financial results. As of October 21, 2020, the Company collected 98% of contractual base rent and mortgage payments for the month of October, and received substantially all rent and mortgage deferrals repayments that were due in October.

2020 Guidance

Given the uncertainty related to the COVID-19 pandemic, the related shelter-in-place restrictions, and the length and depth of economic impact to the US economy and businesses, the Company has previously withdrawn its 2020 earnings guidance.

Webcast Information

Getty Realty Corp. will host a webcast on Thursday, October 22, 2020, at 8:30 a.m. EDT. Participants may access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com. To participate in the call, please dial (877) 423-9813, or (201) 689-8573 for international participants, twenty minutes before the scheduled start.

A replay will be available on Thursday, October 22, 2020, beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Thursday, October 29, 2020. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 13711313.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of September 30, 2020, the Company owned 896 properties and leased 58 properties from third-party landlords in 35 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less (i) Revenue Recognition Adjustments (net of allowances), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring our performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, our core operating performance. FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO include non-cash changes in environmental estimates and environmental accretion expense, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO also include environmental litigation accruals, insurance reimbursements, and legal settlements and judgments, which items are not indicative of the Company’s core operating performance. GAAP net earnings and FFO from time to time may also include acquisition costs expensed and other unusual items that are not reflective of the Company’s core operating performance. Acquisition costs are expensed, generally in the period when properties are acquired and are not reflective of our core operating performance.

The Company pays particular attention to AFFO, as the Company believes it best represents its core operating performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its core operating performance. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” herein included.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF OUR CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS RELATING TO THE COVID-19 PANDEMIC AND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2020	December 31, 2019
ASSETS
Real estate:
Land	$687,618	$669,351
Buildings and improvements	518,167	442,220
Construction in progress	1,141	2,080
	1,206,926	1,113,651
Less accumulated depreciation and amortization	(180,955)	(165,892)
Real estate, net	1,025,971	947,759
Investment in direct financing leases, net	78,700	82,366
Notes and mortgages receivable	26,635	30,855
Cash and cash equivalents	58,338	21,781
Restricted cash	2,014	1,883
Deferred rent receivable	43,700	41,252
Accounts receivable	4,281	3,063
Right-of-use assets - operating	17,215	21,191
Right-of-use assets - finance	819	987
Prepaid expenses and other assets, net	65,865	60,640
Total assets	$1,323,538	$1,211,777
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement	$110,000	$20,000
Senior unsecured notes, net	449,187	449,065
Environmental remediation obligations	49,024	50,723
Dividends payable	16,111	15,557
Lease liability - operating	17,893	21,844
Lease liability - finance	3,714	4,191
Accounts payable and accrued liabilities	59,823	60,958
Total liabilities	705,752	622,338
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 42,719,028 and 41,367,846 shares issued and outstanding, respectively	427	414
Additional paid-in capital	697,301	656,127
Dividends paid in excess of earnings	(79,942)	(67,102)
Total stockholders’ equity	617,786	589,439
Total liabilities and stockholders’ equity	$1,323,538	$1,211,777

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Revenues from rental properties	$37,194	$35,692	$108,180	$102,539
Interest on notes and mortgages receivable	709	736	2,090	2,226
Total revenues	37,903	36,428	110,270	104,765
Operating expenses:
Property costs	6,640	7,251	17,966	18,389
Impairments	1,325	928	2,863	2,400
Environmental	18	5,685	1,069	7,443
General and administrative	4,154	3,743	12,767	11,490
Depreciation and amortization	7,635	6,321	22,057	18,571
Total operating expenses	19,772	23,928	56,722	58,293

Gain (loss) on dispositions of real estate	82	—	1,138	376

Operating income	18,213	12,500	54,686	46,848

Other income (expense), net	376	5,637	932	7,346
Interest expense	(6,705)	(6,247)	(20,061)	(18,179)
Net earnings	$11,884	$11,890	$35,557	$36,015

Basic earnings per common share:
Net earnings	$0.27	$0.28	$0.83	$0.86

Diluted earnings per common share:
Net earnings	$0.27	$0.28	$0.83	$0.86

Weighted average common shares outstanding:
Basic	42,226	41,139	41,690	41,013
Diluted	42,254	41,176	41,708	41,043

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net earnings	$11,884	$11,890	$35,557	$36,015
Depreciation and amortization of real estate assets	7,635	6,321	22,057	18,571
(Gain) loss on dispositions of real estate	(82)	—	(1,138)	(376)
Impairments	1,325	928	2,863	2,400
Funds from operations	20,762	19,139	59,339	56,610
Revenue recognition adjustments	151	(184)	306	(799)
Changes in environmental estimates	(861)	(296)	(2,089)	(855)
Accretion expense	454	475	1,375	1,507
Environmental litigation accruals	85	4,650	85	4,677
Insurance reimbursements	—	(4,490)	(96)	(4,760)
Legal settlements and judgments	(376)	(1,146)	(800)	(2,568)
Adjusted funds from operations	$20,215	$18,148	$58,120	$53,812
Basic per share amounts:
Earnings per share	$0.27	$0.28	$0.83	$0.86
Funds from operations per share	0.48	0.46	1.39	1.36
Adjusted funds from operations per share	$0.47	$0.43	$1.37	$1.29
Diluted per share amounts:
Earnings per share	$0.27	$0.28	$0.83	$0.86
Funds from operations per share	0.48	0.46	1.39	1.36
Adjusted funds from operations per share	$0.47	$0.43	$1.37	$1.29
Weighted average common shares outstanding:
Basic	42,226	41,139	41,690	41,013
Diluted	42,254	41,176	41,708	41,043

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com